Exhibit 99.1

Resolute Holdings Management, Inc.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Consolidated Financial Statements

On November 2, 2025, GPGI, Inc. (“GPGI”) entered into a Share Purchase Agreement with entities affiliated with Platinum Equity LLC (“Platinum Equity”) pursuant to which GPGI would combine with Husky Technologies Limited. On January 12, 2026, in conjunction with the closing of the business combination between GPGI and Husky Technologies Limited, Resolute Holdings Management, Inc. ("Resolute Holdings”, the “Company”, or “we”) and Husky Holdings LLC (“Husky Holdings” or “Husky”), a wholly owned indirect subsidiary of GPGI, entered into a management agreement pursuant to which Resolute Holdings will manage the day-to-day business and operations and oversee the strategy of Husky Holdings and its controlled affiliates (the “Husky Management Agreement”). Pursuant to the Husky Management Agreement, Husky Holdings pays Resolute Holdings a quarterly management fee (the “Husky Management Fee”), payable in arrears, in a cash amount equal to 2.5% of Husky Holdings’ last 12 months’ Adjusted EBITDA, as defined in the Husky Management Agreement, measured for the period ending on the fiscal quarter then ended (“Management Agreement Adjusted EBITDA”). In accordance with ASC 810 and due to the terms of the Husky Management Agreement, Resolute Holdings is required to consolidate Husky Holdings because it is a variable interest entity of which Resolute Holdings is deemed to be the primary beneficiary. Resolute Holdings only receives management fees from Husky Holdings and does not own any equity interests in Husky Holdings. See Note 2 below for additional information on the basis of presentation.

The following Unaudited Pro Forma Consolidated Financial Statements have been prepared in accordance with Article 11 of Regulation S-X.

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2025 and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2025 give effect to the following (collectively, the “Transactions”):

•	the consolidation of Husky Holdings by Resolute Holdings as a result of the execution of the Husky Management Agreement on January 12, 2026;
•	the consolidation of GPGI Holdings, L.L.C. (f/k/a CompoSecure Holdings, L.L.C.) (“GPGI Holdings”) as a result of the management agreement entered into between Resolute Holdings and GPGI Holdings on February 28, 2025 (“CompoSecure Management Agreement”) as if entered into on January 1, 2025;
•

the financing activities, including (i) the repayment on January 12, 2026 of the previously outstanding senior secured notes (the “Husky Senior Secured Notes”) and the issuance of a new Husky term loan, and (ii) the refinancing completed on January 14, 2026 in conjunction with the closing of the business combination between GPGI and Husky Technologies Limited, which included the repayment of the previously outstanding borrowings under GPGI Holdings’ credit facility (the “Old GPGI Holdings Credit Facility”) and the refinancing of approximately $2.1 billion of Husky debt (the “Assumed Husky Debt”), whereby GPGI Holdings, as borrower, entered into a new credit facility consisting of a $1.2 billion term loan maturing in 2033 (“GPGI Holdings Term Loan B”) and a $400 million revolving credit facility maturing in 2031 (the “GPGI Holdings New Revolver”) and also issued $900 million in 5.625% senior secured notes due 2033 (the “GPGI Holdings Senior Secured Notes) (collectively, the “GPGI Holdings New Debt”);

•	other adjustments described in the notes to the Unaudited Pro Forma Consolidated Financial Statements.

These pro forma financial statements, including the related assumptions and adjustments described in the notes thereto, are referred to as the Unaudited Pro Forma Consolidated Financial Statements. See Note 1 below for additional information related to the Husky Management Agreement.

The historical financial statements of Resolute Holdings and Husky Holdings have been adjusted in the accompanying Unaudited Pro Forma Consolidated Financial Statements to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Transactions in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable.

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2025, reflects the Transactions as if they occurred on such date. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2025 reflect the Transactions as if they occurred on January 1, 2025, the beginning of the earliest period presented. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2025 which can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on March 12, 2026; and the audited consolidated financial statements of Husky Technologies Limited for the year ended December 31, 2025 filed as Exhibit 99.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2026. Please see Note 2 below for additional information related to the basis of presentation.

The Unaudited Pro Forma Consolidated Financial Statements below are for illustrative and informational purposes only and do not purport to represent what our financial position and results of operations would have been had the Transactions occurred on the dates indicated, nor are they necessarily indicative of our future financial position and future results of operations. The pro forma adjustments are based on available information and assumptions that management believes are reasonable; however, such adjustments are subject to change.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2025

($ in millions, except par value and share amounts)

	Historical Resolute Holdings		Historical Husky Holdings		Pro Forma Adjustments		Other Transaction Adjustments		Pro Forma Resolute Holdings
Assets
Current Assets:
Cash and cash equivalents	$161.4		$36.1		$(137.0)	D	$15.3	O	$75.8
Short-term investments	44.1		-		(41.1)	E	-		3.0
Accounts receivable	44.2		333.3		-		-		377.5
Inventories, net	44.2		248.7		82.8	F	-		375.7
Prepaid expenses and other current assets	3.7	B	21.5	B	-		-		25.2
Total current assets	297.6		639.6		(95.3)		15.3		857.2
Property & equipment, net	21.8		374.6		-		-		396.4
Goodwill	-		1,922.8		875.2	G	-		2,798.0
Intangible assets, net	-		818.5		1,051.5	H	-		1,870.0
Deposits and other assets	14.0	A	45.6	B	-		-		59.6
Total assets	$333.4		$3,801.1		$1,831.4		$15.3		$5,981.2
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$11.9		$113.3	C	$-		$-		$125.2
Deferred revenues	-		148.8		-		-		148.8
Accrued expenses	48.4		307.3	B, C	(37.4)	I	(16.2)	P	302.1
Current portion of long-term debt	15.0		17.5		5.0	J	(25.5)	Q	12.0
Other current liabilities	2.2	A	91.7		(81.5)	K	12.3	R	24.7
Total current liabilities	77.5		678.6		(113.9)		(29.4)		612.8
Long-term debt, net of deferred financing costs	169.8		2,652.5		(780.4)	J	101.5	Q	2,143.4
Deferred income tax liabilities	-		63.3		276.5	L	-		339.8
Other long-term liabilities	8.3	A	57.6	B	-		-		65.9
Total liabilities	$255.6		$3,452.0		$(617.8)		$72.1		$3,161.9
Commitments and Contingencies
Preferred stock	-		455.0		(455.0)	K	-		-
Common stock	-		724.9		(724.9)	M	-		-
Additional paid-in-capital	18.9		1.0		(1.0)	M	-		18.9
Accumulated other comprehensive (loss) income	-		(52.9)		52.9	M	-		-
Accumulated deficit	(8.3)		(778.9)		778.9	M	31.5	R	23.2
Treasury stock	(4.1)		-		-				(4.1)
Total stockholders' equity (deficit)	6.5		349.1		(349.1)		31.5		38.0
Non-controlling interest	71.3		-		2,798.3	N	(88.3)	S	2,781.3
Total equity (deficit)	77.8		349.1		2,449.2		(56.8)		2,819.3
Total liabilities and stockholders' equity (deficit)	$333.4		$3,801.1		$1,831.4		$15.3		$5,981.2

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2025

($ in millions except per share amounts)

	Historical Resolute Holdings	Historical Husky		Pro Forma Adjustments		Other Transaction Adjustments		Pro Forma Resolute Holdings
Net sales	$462.1	$1,568.7		$-	V	$-	BB	$2,030.8
Cost of sales	201.9	1,051.0		82.8	W	-		1,335.7
Gross profit	260.2	517.7		(82.8)		-		695.1
Operating expenses:
Selling, general and administrative expenses	116.9	314.5		-	V	-	BB	431.4
Foreign currency losses	-	29.7		-		-		29.7
Income (loss) from operations	143.3	173.5		(82.8)		-		234.0
Other (expense) income
Interest income	5.4	1.2	T	-		-		6.6
Interest expense	(13.2)	(243.5)	T	90.0	X	40.1	CC	(126.6)
Embedded derivative fair value loss	-	(35.5)		35.5	AA	-		-
Loss on assets held for sale	-	(0.3)		-		-		(0.3)
Amortization expense	-	-		(131.4)	Y			(131.4)
Amortization of deferred financing costs	(0.6)	(13.8)	T	13.8	X	(2.2)	DD	(2.8)
Total other income (expense), net	(8.4)	(291.9)		7.9		37.9		(254.5)
Income (loss) before income taxes	134.9	(118.4)		(74.9)		37.9		(20.5)
Income tax (expense) benefit	(0.9)	5.2	U	(23.0)	Z	(0.5)	EE	(19.2)
Income (loss) before preferred return	$134.0	$(113.2)		$(97.9)		$37.4		$(39.7)
Less: Preferred return on preference share capital	-	35.5		(35.5)	AA	-		-
Net income (loss)	134.0	(77.7)		(133.4)		37.4		(39.7)
Net income (loss) attributable to non-controlling interest	$139.9	$(77.7)		$(163.5)		$35.9		$(65.4)
Net income (loss) attributable to common stockholders	(5.9)	-		30.1		1.5		25.7
Net income (loss) per share attributable to common stockholders - basic & diluted	(0.69)							3.01
Weighted average shares used to compute net income (loss) per share attributable to common stockholders - basic & diluted (in thousands)	8,523							8,550

Note 1. Entry into the Husky Management Agreement

On January 12, 2026, in conjunction with the business combination between GPGI and Husky Technologies Limited, Resolute Holdings entered into the Husky Management Agreement, pursuant to which we are responsible for managing the day-to-day business and operations and overseeing the strategy of Husky Holdings and its controlled affiliates. In accordance with ASC 810 and due to the terms of the Husky Management Agreement, Resolute Holdings is required to consolidate Husky Holdings because it is a variable interest entity of which Resolute Holdings is deemed to be the primary beneficiary.

Husky, founded in 1953, and headquartered in Bolton, Ontario, is the leading global manufacturer of highly engineered injection molding equipment and aftermarket tooling and services. Husky has focused on developing highly technical precision technologies instrumental in the delivery of food, beverages, medical devices, and other applications including general packaging and closures, thinwall packaging, and consumer products. Husky delivers its integrated capabilities through a combination of systems, tooling, and aftermarket parts and services to create value for customers throughout the entire lifecycle of its solutions.

Pursuant to the Husky Management Agreement, Husky Holdings pays Resolute Holdings the Husky Management Fee, in arrears, in a cash amount equal to 2.5% of Husky Holdings’ Management Agreement Adjusted EBITDA. Management Agreement Adjusted EBITDA reflects (a) Husky Holdings’ earnings before interest, taxes, depreciation, depletion and amortization, extraordinary losses and expenses, one-time and non-recurring expenses, and the Husky Management Fee, less (b) GPGI’s selling, general and administrative expenses, adjusted for the same items above (“Parent Allocated Expense”, as defined in the Husky Management Agreement). Management Agreement Adjusted EBITDA for Husky Holdings is calculated without duplication of GPGI Holdings’ Adjusted EBITDA as defined in the CompoSecure Management Agreement and its share of Parent Allocated Expense. Husky Holdings is also required to reimburse Resolute Holdings and its affiliates for Resolute Holdings’ documented costs and expenses incurred on behalf of Husky Holdings other than those expenses related to Resolute Holdings’ or its affiliates’ personnel who provide services to Husky Holdings under the Husky Management Agreement. Resolute Holdings will determine, in its sole and absolute discretion, whether a cost or expense will be borne by Resolute Holdings or by Husky Holdings.

The Husky Management Agreement has an initial term of 10 years and shall automatically renew for successive ten-year terms unless terminated in accordance with its terms. Resolute Holdings and Husky Holdings may each terminate the Husky Management Agreement upon the occurrence of certain other limited events, and in connection with certain of these limited events, Resolute Holdings has the right to require Husky Holdings to pay a termination fee, which may be paid in cash, shares of common stock of GPGI or a combination of cash and stock. The Husky Management Agreement also provides for certain indemnification rights in Resolute Holdings’ favor, as well as certain additional covenants, representations and warranties.

Resolute Holdings only receives management fees from Husky Holdings and GPGI Holdings and does not own any equity interests including common stock in Husky Holdings, GPGI Holdings, or GPGI.

Note 2. Basis of Presentation

The Unaudited Pro Forma Consolidated Financial Statements and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

Resolute Holdings, GPGI Holdings and Husky’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars.

The Company’s financial statements are presented on a consolidated basis and include the results of operations and financial position of GPGI Holdings for the period in which control of GPGI Holdings occurred as though such control had occurred at the beginning of the period. All intercompany accounts and transactions have been eliminated in consolidation.

Variable Interest Entities

Upon execution of and pursuant to the terms of the Husky Management Agreement, Husky Holdings was deemed to be a variable interest entity (“VIE”) in which Resolute Holdings is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (i) has the power to make decisions that most significantly affect the economic performance of the VIE; and (ii) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change.

Note 3. Combined Balance Sheet Pro Forma Adjustments

During the preparation of the Unaudited Pro Forma Consolidated Financial Statements, the Company’s management performed a preliminary analysis of Husky’s financial information to identify differences in financial statement presentation as compared to the presentation of the Company. Certain reclassification adjustments have been made to conform historical financial statement presentation. Following the closing of the Transactions, the combined company is in the process of finalizing its review of the reclassifications, which could be materially different from the amounts set forth in the Unaudited Pro Forma Consolidated Financial Statements presented herein.

(A)	Adjustment to reflect the reclassification of the Company’s historical operating lease balances, including (i) “Right-of-use assets, net” to “Deposits and other assets”, (ii) “Current portion of lease liabilities – operating leases” to “Other current liabilities”, and (iii) “Lease liabilities – operating leases” to “Other long-term liabilities”.

(B)	Adjustment to reflect the reclassification of income tax-related balances, including (i) the reclassification of Husky’s historical current “Income taxes receivable” and the Company’s historical current “Deferred tax assets” to “Prepaid expenses and other current assets” and (ii) the reclassification of Husky’s historical long-term portion of “Income taxes receivable” and Husky’s historical “Long-term deferred income tax assets” to “Deposits and other assets”.

(C)	Adjustment to reflect the reclassification of $269.8 million of Husky historical “Accounts payable and accrued liabilities” to “Accrued expenses”.

The following adjustments are included in the Unaudited Pro Forma Consolidated Balance Sheet to reflect the estimated impact of the Transactions on the historical consolidated results of the Company, Husky Holdings and GPGI Holdings.

(D)	Adjustment to reflect consideration of $137 million paid by GPGI Holdings.

(E)	Adjustment to reflect the sale of the “Short-term investments” held by GPGI Holdings for cash, the proceeds of which were contributed as part of the Transactions.

(F)	Adjustment to reflect the fair value step-up to inventories, net in connection with the Transactions.

(G)	Adjustment to reflect goodwill recognized upon consolidation of Husky Holdings as a VIE in connection with the Transactions. In accordance with ASC 805 and ASC 810, goodwill represents the excess of the estimated fair value of Husky Holdings over the preliminary fair value of identifiable assets acquired and liabilities assumed. The purchase price allocation is preliminary and subject to change.

(H)	Adjustment to reflect the fair value step-up of Husky’s identifiable intangible assets in connection with the Transactions.

(I)	Adjustment to reflect the elimination of accrued interest payable related to the Husky Senior Secured Notes and Old GPGI Holdings Credit Facility as such amounts were repaid in connection with the Transactions.

(J)	Adjustment to reflect the draw of $50 million of Husky’s previously outstanding super priority revolving credit facility (the “Husky Super Priority Revolver”) and of $350 million of the previously outstanding delayed draw term loan (the “Husky DD Term Loan B”). The draws are netted with repayment of the Husky Senior Secured Notes ($1.0 billion principal outstanding, net of $9.4 million of issuance costs) and the Old GPGI Holdings Credit Facility ($186.4 million principal outstanding, net of $1.6 million of issuance costs) in connection with the Transactions.

Draw of Husky DD Term Loan B	$350.0
Draw of Husky Super Priority Revolver ($20.0 current)	50.0
Repayment of Husky Senior Secured Notes	(990.6)
Repayment of Old GPGI Holdings Credit Facility ($15.0 current)	(184.8)
Total Husky Debt repaid	$(775.4)
Impact to Current portion of long-term debt	5.0
Impact to Long-term debt	(780.4)

(K)	Adjustment to reflect the repayment of Husky’s previously outstanding PIK preferred equity (the “Husky PIK Preferred Equity”) as part of consideration.

(L)	Adjustment to reflect the recognition of deferred income taxes resulting from the fair value adjustments recorded in connection with the purchase price allocation.

(M)	Adjustment to reflect the elimination of the historical Husky equity upon consolidation in connection with the Transactions.

(N)	The following table reflects the cumulative impact to non-controlling interest as a result of the pro forma adjustments for the period ended December 31, 2025:

Contribution of cash and common stock to GPGI Holdings(1)	$3,224.7
Elimination of historical Husky equity	(105.9)
Fair value adjustments	(318.9)
Elimination of capitalized costs for Old GPGI Holdings Credit Facility	(1.6)
Impact to Non-controlling interest	$2,798.3

(1)	To fund the Transactions, GPGI Holdings received contributions from GPGI in the form of cash ($113 million), cash proceeds resulting from GPGI issuing and selling GPGI Class A Common Stock to investors in a private placement ($1,962 million), and the issuance of GPGI Class A Common Stock to Platinum Equity ($1,150 million).

(O)	Adjustment to reflect the net cash impact of debt financing activities in connection with the Transactions, including borrowings under the GPGI Holdings New Debt and repayment of the Assumed Husky Debt.

The borrowings reflected in the Other Transaction Adjustments are summarized in the following table:

GPGI Holdings Term Loan B draw	1,200.0
GPGI Holdings Senior Secured Notes draw	900.0
GPGI Holdings New Revolver draw	75.0
GPGI Holdings new draw transaction fees	(19.6)
Cash drawn as part of Other Transaction Adjustments	2,155.4

The repayments, inclusive of outstanding principal and interest, reflected in the Other Transaction Adjustments are summarized in the following table:

Repayment of Assumed Husky Debt	$(2,123.9)
Repayment of interest on Assumed Husky Debt	(16.2)
Cash paid as part of Other Transaction Adjustments	(2,140.1)
Net cash impact	15.3

(P)	Adjustment to reflect the elimination of accrued interest payable related to the Assumed Husky Debt, as such amounts were repaid in connection with the Transactions.

(Q)

Adjustment to reflect the repayment of the Assumed Husky Debt, offset by borrowings under the GPGI Holdings New Debt in connection with the Transactions, net of associated deferred financing costs.

The GPGI Holdings New Debt borrowings reflected as Other Transaction Adjustments are summarized in the following table:

GPGI Holdings Term Loan B (1)	1,200.0
GPGI Holdings Senior Secured Notes	900.0
GPGI Holdings New Cash Flow Revolver	75.0
GPGI Holdings new draw transaction fees	(19.6)
Borrowings as part of Other Transaction Adjustments	2,155.4

(1)	$12 million of term loan borrowings classified as “Current portion of long-term debt”.

The repayment of the Assumed Husky Debt, net of deferred financing costs, reflected as Other Transaction Adjustments are summarized in the following table:

Husky DD Term Loan B	$(350.0)
Husky Term Loan B (2)	(1,679.4)
Husky Super Priority Revolver(2)	(50.0)
Repayments as part of Other Transaction Adjustments	(2,079.4)
Net debt impact	76.0

(2)	$17.5 million of Husky Term Loan B and $20 million of Husky Super Priority Revolver classified as “Current portion of long-term debt”.

The current and long-term split of the net debt impact is as follows:

Net impact to “Long-term debt, net of deferred financing costs”	101.5
Current portion of long-term debt repaid	(25.5)

(R)	Adjustment to reflect the impact to accumulated deficit of $43.8 million of management fee revenue from GPGI Holdings and Husky Holdings, net of taxes of $12.3 million.

(S)	The following table reflects the cumulative impact to “Non-controlling interest” as a result of the Other Transaction Adjustments for the period ended December 31, 2025:

Elimination of capitalized costs for Assumed Husky Debt	(44.5)
Accumulated Deficit due to incremental management fee expense	(43.8)
Impact to “Non-controlling interest”	$(88.3)

Note 4. Consolidated Statement of Operations Pro Forma Adjustments

Certain reclassification adjustments have been made to conform historical financial statement presentation. Following the closing of the Transactions, the combined company is in the process of finalizing its review of the reclassifications, which could be materially different from the amounts set forth in the Unaudited Pro Forma Consolidated Financial Statements presented herein.

(T)	Adjustment to reflect the reclassification of Husky historical “Interest, net” into “Interest income”, “Interest expense”, and “Amortization of deferred financing costs”.

(U)	Adjustment to reflect the reclassification of Husky historical “Provisions for (recovery of) income taxes” to “Income tax (expense) benefit”.

The following adjustments are included in the Unaudited Pro Forma Consolidated Statements of Operations to reflect the estimated impact of the Transactions on the historical consolidated results of the Company and Husky Holdings.

(V)	Husky Management Fees that would have been paid to Resolute Holdings totaling $41.8 million using historical Husky Management Agreement Adjusted EBITDA as if the Husky Management Agreement was in place as of January 1, 2025. The Husky Management Fee is eliminated in consolidation.

(W)	Adjustment to reflect the increased cost of sales due to the inventory fair value step-up.

(X)	Adjustment to reflect the reduction in interest expense and amortization of deferred financing costs resulting from the repayment of the Husky Senior Secured Notes.

(Y)	Adjustment to reflect incremental amortization resulting from the fair value adjustment to Husky’s assets in connection with the Transactions. This fair value step-up for identifiable intangible assets is amortized on a straight-line basis over the estimated remaining useful lives of the assets, which averages approximately eight years.

(Z)	Adjustment to reflect the income tax effects of the pro forma adjustments related to Husky at a rate of 26.3% and to Resolute Holdings related to management fee income due from Husky at a rate of 28%. The tax effects are based on estimated statutory tax rates, which are preliminary and subject to change as the purchase price allocation is finalized.

(AA)	Adjustment to reflect the elimination of preferred return on preference share capital and the related embedded derivative fair value loss as a result of the repayment of the Husky PIK Preferred Equity.

(BB)	Incremental management fees of $2 million that would have been paid to Resolute Holdings from GPGI Holdings as if the CompoSecure Management Agreement was in place for the stub period of January 1 through February 27, 2025. Consistent with historical presentation, management fees from the CompoSecure Management Agreement are eliminated in consolidation.

(CC)	Adjustment to reflect $126.6 million of annual interest expense associated with the GPGI Holdings New Debt as if such debt had been outstanding as of January 1, 2025, offset by the elimination of historical interest expense for the year-ended December 31, 2025 of $13.2 million and $153.5 million related to the Old GPGI Holdings Credit Facility and the Assumed Husky Debt, respectively, repaid in connection with the Transactions. Interest expense on the GPGI Holdings New Debt is calculated based on the contractual base interest rate plus the Term SOFR rate as of January 12, 2026.

(DD)

Adjustment to reflect the change in amortization of deferred financing costs resulting from the repayment of the Old GPGI Holdings Credit Facility and the incurrence of the GPGI Holdings New Debt in connection with the Transactions. Deferred financing costs associated with the GPGI Holdings New Debt are amortized on a straight-line basis over the contractual term of such debt.

(EE)	Adjustment to reflect the income tax related to the incremental management fees that would have been paid to Resolute Holdings from GPGI Holdings at a rate of 28.0%. The tax effects are based on estimated statutory tax rates, which are preliminary and subject to change as the purchase price allocation is finalized.